News Announcement

DIGIPLEX REPORTS SOLID FISCAL 2014 FIRST QUARTER RESULTS, INCLUDING ACROSS-THE-BOARD PER CAP INCREASES

- Company Continues Achieving Circuit Growth and Operational Improvements -

WESTFIELD, New Jersey (November 7, 2013) – Digital Cinema Destinations Corp. (NasdaqCM: DCIN) (Digiplex), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, today reported its fiscal 2014 first quarter financial results for the three-month period ended September 30, 2013.

DATE/TIME: Today-Thursday, November 7, 2013 at 4:30 pm ET

TELEPHONE: dial 800 268 5851. Please call at least five minutes in advance to ensure that you are connected.

WEBCAST: live webcast is available through the Investor Relations section of Digiplex’s website at www.digiplexdest.com. A webcast replay will be available and accessible for at least 30 days following the live event.

SUMMARY AND SUPPLEMENTARY FINANCIAL DATA
(unaudited)

	Three Months Ended September 30,
(in thousands)	2013	2012
Consolidated total revenue	$11,469	$4,347
Consolidated net loss	(1,374)	(661)

Consolidated theater level cash flow (1)	1,829	1,009
Adjusted EBITDA of Digital Cinema Destinations Corp. (1)	1,007	358

Theaters (period end)	19	9
Average screens	183	73
Average attendance per screen	5,893	5,690
Average admission per patron	$7.59	$7.23
Average concessions sales per patron	$3.27	$2.88
Total attendance (in thousands)	1,077	416

(1)
Theater level cash flow and Adjusted EBITDA are supplemental non-GAAP financial measures. Reconciliations of these metrics to the net loss for the three months ended September 30, 2013 and 2012 are included in the supplementary tables accompanying this news announcement.

Digiplex Chairman and CEO Bud Mayo stated, “The September quarter was another productive period for Digiplex as well as for the overall U.S. box office, which rose more than 6%, buoyed by a record-setting summer slate. Importantly, our growing organization again achieved revenue, Adjusted EBITDA, and theater level cash flow increases, versus the year-ago period. Per screen attendance, admissions and concessions sales also trended higher in fiscal Q1 2014, compared to Q1 ’13 levels, over our considerably larger theater and screen base.

“To support future circuit growth we successfully completed a $5.7 million registered direct offering of DCIN Class A Common Stock to institutional investors in October, pursuant to our effective shelf registration statement. In addition to footprint expansion, gross proceeds are expected to be utilized for general corporate purposes, which may include repayment of debt, capital expenditures, the acquisition of additional units of membership interest in our joint venture, Start Media/Digiplex, LLC and the financing of ongoing operating expenses and overhead.

“Several weeks after the share offering we entered into asset purchase agreements to acquire an 8-plex located in Mechanicsburg, PA (Harrisburg DMA 39) as well as a 7-screen theater based in Churchville, MD (Baltimore DMA 27). In addition, we signed a multi-year theater operating lease that takes effect April 1, 2014. We expect to begin occupancy of the New Smyrna Beach, FL (Daytona DMA 19) 12-plex in late spring or early summer next year, following completion of digital projection system installations at this location. This entertainment complex will be operated under Digiplex’s theater management agreement with Start Media/Digiplex. Additionally, today we entered into an asset purchase agreement to acquire a 10-plex in Londonderry, NH (Boston DMA 7), and also announced the upcoming addition of two screens to an existing theater.”

 (financial tables follow)

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	June 30,
	2013	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,337	$3,607
Accounts receivable	660	697
Inventories	170	191
Deferred financing costs, current portion	357	357
Prepaid expenses and other current assets	1,391	1,444
Total current assets	3,915	6,296
Property and equipment, net	29,163	29,171
Goodwill	3,156	3,156
Intangible assets, net	6,029	6,186
Security deposits	207	205
Deferred financing costs, long term portion, net	1,135	1,225
Other assets	47	9
TOTAL ASSETS	$43,652	$46,248
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,997	$2,478
Accrued expenses and other current liabilities	1,957	3,964
Notes payable, current portion	1,746	1,373
Capital lease, current portion	97	121
Earn out from theater acquisitions	355	296
Deferred revenue	375	305
Total current liabilities	6,527	8,537
NONCURRENT LIABILITIES
Notes payable, long term portion	8,397	8,615
Capital lease, net of current portion	240	239
Unfavorable leasehold liability, long term portion	150	159
Deferred rent expense	512	407
Deferred tax liability	206	199
TOTAL LIABILITIES	16,032	18,156
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred Stock, $.01 par value, 10,000,000 shares authorized as of September 30, 2013 and June 30, 2013, 6 shares of Series B Preferred Stock issued and outstanding as of September 30, 2013 and June 30, 2013 and 2012, respectively	-	-
Class A Common stock, $.01 par value: 20,000,000 shares authorized; and 5,642,208 and 5,511,938 shares issued and outstanding as of June 30, 2013 and 2012, respectively	56	55
Class B Common stock, $.01 par value, 900,000 shares authorized; 849,000 and 865,000 shares issued and outstanding as of September 30, 2013 and June 30, 2013, respectively	8	9
Additional paid-in capital	26,418	25,816
Accumulated deficit	(8,100)	(7,049)
TOTAL STOCKHOLDERS' EQUITY OF DIGITAL CINEMA DESTINATIONS CORP.	18,382	18,831
Non-controlling interest	9,238	9,261
Total equity	27,620	28,092
TOTAL LIABILITIES AND EQUITY	$43,652	$46,248

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2013	2012

REVENUES
Admissions	$7,758	$3,009
Concessions	3,338	1,199
Other	373	139
Total revenues	11,469	4,347
COSTS AND EXPENSES
Cost of operations:
Film rent expense	3,778	1,412
Cost of concessions	602	164
Salaries and wages	1,450	513
Facility lease expense	1,470	523
Utilities and other	2,386	768
General and administrative	1,318	737
Change in fair value of earn out	59	-
Depreciation and amortization	1,335	849
Total costs and expenses	12,398	4,966

OPERATING LOSS	(929)	(619)

OTHER EXPENSE
Interest expense	(351)	(23)
Non-cash interest expense	(76)	(2)
Other expense	(9)	-
LOSS BEFORE INCOME TAXES	(1,365)	(644)

Income tax expense	9	17
NET LOSS	$(1,374)	$(661)

Net loss attributable to non-controlling interest	323	-
Net loss attributable to Digital Cinema Destinations Corp.	$(1,051)	$(661)

Preferred stock dividends	(5)	(1)
Net loss attributable to common stockholders	$(1,056)	$(662)

Net loss per Class A and Class B common share- basic and diluted attributable to common stockholders	$(0.16)	$(0.12)

Weighted average common shares outstanding:	6,470,484	5,419,452

SUPPLEMENTARY NON-GAAP RECONCILIATION
OF THEATER LEVEL CASH FLOW
(Unaudited) ($ in thousands)

	Three months ended September 30,
	2013	2012
Net loss	$(1,374)	$(661)
Add back:
General and administrative (1)	1,318	737
Depreciation and amortization	1,335	849
Income tax expense	9	17
Interest expense	427	25
Other expense	9	-
Deferred rent expense (5)	105	42
Consolidated TLCF	$1,829	$1,009

SUPPLEMENTARY NON-GAAP RECONCILIATION
OF ADJUSTED EBITDA
(Unaudited) ($ in thousands)

	Three months ended September 30,
	2013	2012
Net loss	$(1,374)	$(661)
Add back:
Depreciation and amortization	1,335	849
Interest expense	427	25
Income tax expense	9	17
Other expense	9	-
Deferred rent expense (5)	105	42
Stock-based compensation (2)	239	43
Non-recurring organizational and M&A-related professional fees (3)	56	43
Management fees (4)	286	-
Start Media's share of adjusted EBITDA	(85)	-
Adjusted EBITDA of Digital Cinema Destinations Corp.	$1,007	$358

(1) TLCF is intended to be a measure of theater profitability. Therefore, our corporate general and administrative expenses have been excluded.
(2) Represents the fair value of shares of Class A common stock and restricted stock awards issued to employees and non-employees for services rendered. As these are non-cash charges, we believe that it is appropriate to show Adjusted EBITDA excluding this item.
(3) Primarily represents professional fees incurred in connection with specific acquisitions. Since the amounts will vary depending on the size and quantity of any acquisition, and are not part of ongoing operations of our theaters, we believe that it is appropriate to exclude these items from Adjusted EBITDA.
(4) To add back management fees to Digiplex from Start Media/Digiplex, LLC.
(5) Represents non-cash deferred rent expense which is included in our facility lease expense in the consolidated statements of operations.  As these are non-cash changes, we believe it is appropriate to show TLCF and Adjusted EBITDA excluding this item.

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinema Destinations Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Annual Report on Form 10-K under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

About Digital Cinema Destinations Corp. (www.digiplexdest.com)
Digital Cinema Destinations Corp. (NasdaqCM: DCIN) is Digiplex Destinations, dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare. The Company's customers enjoy live opera, ballet, Broadway shows, sports events, concerts and, on an ongoing basis, the very best major motion pictures. Digiplex operates 19 cinemas and 184 screens in AZ, CA, CT, OH, PA, and NJ. You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.

Contacts: Bud Mayo, Chairman/CEO Digital Cinema Destinations Corp. 908/396-1362 or bmayo@digiplexdest.com	Robert Rinderman or Jennifer Neuman JCIR – Investor Relations/Corporate Communications 212/835-8500 or DCIN@jcir.com
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